Exhibit 99.1

InterCloud Systems Completes Acquisition of VaultLogix LLC

Company Expands Its Cloud Solutions Offerings and Adds Large Distribution Channel

SHREWSBURY, N.J., Oct. 10, 2014 (GLOBE NEWSWIRE) -- InterCloud Systems, Inc. (Nasdaq:ICLD) ("InterCloud" or the "Company") announced today that it has completed its acquisition of cloud solutions company VaultLogix, LLC. Over the past twelve months, VaultLogix generated approximately $12 million in revenue and over $4.3 million in adjusted EBITDA.

VaultLogix brings the following benefits to InterCloud:

- 98% recurring revenue stream

- 80% gross margins

- 40% adjusted-EBITDA margins

- 10,000 users to cross sell InterCloud products

- Over 600 channel partners for distribution of InterCloud Products

- Proprietary cloud backup software for InterCloud's customer base

"We are excited to close on this accretive acquisition of VaultLogix," said Mark Munro, CEO of InterCloud Systems. "VaultLogix will immediately strengthen InterCloud's  competitive position within the cloud services market. In addition to new products, VaultLogix also brings us direct and indirect sales teams focused in the SMB and Middle-Markets that complement our Enterprise and Service Provider business segments. VaultLogix has a recurring revenue base of cloud storage and data protection  services through over 600 channel partners, which we believe will catapult our growing sales through new bundled service offerings."

The transaction consists of $16 million in cash, $12.75 million in restricted common stock, $11.5 million of which was valued at $16.50 per share, with the balance valued at market price, and $15.5 million in three year convertible seller notes, convertible at a fixed price of $6.37 per share. The cash payment necessary for the closing was obtained using a $13.2 million secured debt facility provided by White Oak Global Advisors, LLC, as well as a $4.3 million above-market-price common stock private placement with a single strategic investor.

"It's exciting to join the InterCloud ecosystem," said Tim Hannibal, founder and CEO of VaultLogix. "InterCloud was our choice of companies to merge with given the complimentary portfolio of cloud services and the growth potential we bring to each other's business. Our management and private equity owners chose InterCloud as a partner as they believe the combination of the two companies provides all with tremendous upside. We have been working diligently on our integration plans and GoTo Market strategy over the past several months and will hit the ground running."

Aegis Capital Corp. acted as the sole placement agent for the equity investment and as an advisor to the Company in connection with the acquisition of VaultLogix.

About InterCloud Systems, Inc.

InterCloud Systems, Inc. is a single-source provider of end-to-end information technology (IT) and next-generation network solutions to service provider (carrier) and corporate enterprise markets through cloud-centric solutions and services. InterCloud offers cloud and managed services, professional consulting and staffing services, and voice, data and optical solutions to assist its customers in meeting their changing technology demands. Its engineering, design, installation and maintenance services support the build-out and operation of some of the most advanced enterprise, fiber optic, Ethernet and wireless networks. Additional information regarding InterCloud may be found on the Company's website at http://www.intercloudsys.com.

About VaultLogix, LLC

Since 2002, VaultLogix has specialized in providing businesses with cloud backup and data protection services. The company offers business-class backup solutions to meet the data protection and regulatory requirements of a wide range of companies and organizations. VaultLogix maintains data vaults in Massachusetts, Louisiana and Toronto, Ontario. Visit us at www.dataprotection.com.

FORWARD-LOOKING STATEMENTS

The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, including statements related to expected market trends and the Company's performance, are all "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances, and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based except as required by applicable law and regulations.   The Private Securities Litigation Reform Act of 1995 (the "PSLRA") provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

CONTACT:	Investor Relations RedChip Companies, Inc. Mike Bowdoin, Vice President Mike@redchip.com Tel: 407-644-4256, ext. 110